Westwood Holdings Group, Inc. Reports Second Quarter 2022 Results
Strategic Acquisition of Salient Partners' Asset Management Business
Strong Performance Delivered Across Multiple Products
Many Peer Rankings Benefited from Benchmark-Beating Performances

Dallas, TX, July 27, 2022 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported second quarter 2022 earnings. Significant items for the quarter include:
▪We announced the strategic acquisition of Salient Partners' ("Salient") asset management business, subject to satisfaction of certain revenue retention and growth targets.
▪Revenues totaled $15.6 million vs. the first quarter's $17.2 million and $17.5 million a year ago reflecting the substantial downturn suffered by worldwide markets during the first half of 2022.
▪Numerous strategies beat their primary benchmarks, including LargeCap Value, SmidCap, SmallCap Value, AllCap Value, MidCap Value, Platinum, Select Equity, Dividend Select, SmallCap Growth, Balanced, Enhanced Balanced and Credit Opportunities.
▪Our quarterly peer rankings also reflected our strong performance, as our Alternative Income mutual fund achieved a top percentile ranking, SmallCap Growth obtained a top 10th percentile ranking, Credit Opportunities, SmallCap Value and Select Equity posted top 20th percentile rankings, and AllCap Value and MidCap Value both scored top third rankings.
▪We reported a net loss of $0.4 million vs. net income of $0.1 million in the first quarter and net income of $1.0 million in last year's second quarter.
▪Non-GAAP Economic Earnings of $1.6 million compared with the first quarter's $1.9 million and $2.8 million a year ago.
▪Westwood held $73.6 million in cash and short-term investments as of June 30, 2022, consistent with the first quarter of 2022.
▪Stockholders' equity totaled $115.7 million as of June 30, 2022 and we continue to have no debt.
▪We declared a cash dividend of $0.15 per common share, payable on October 1, 2022 to stockholders of record on September 2, 2022.
Brian Casey, Westwood’s President and CEO, commented, "The severe market downturn inflicted on investors in the second quarter negatively impacted our assets under management, revenues and earnings. Despite these near-term challenges, we are pleased to report outperformance across our entire US Value franchise and a first percentile ranking for our Alternative Income strategy led strong competitive performances achieved by other Westwood strategies. Our SmallCap growth product was nearly 600 basis points ahead of its benchmark for the quarter and was over 1000 basis points ahead of its benchmark year to date.
We announced the acquisition of Salient Partners’ asset management business in May and we are working hard in a cooperative effort towards closing this highly accretive acquisition before year end. It has been reassuring to see the Salient assets under management hold up better than the broader market due to its product set of energy, real estate and hedged equity strategies. We look forward to integrating the Salient team into Westwood and building on their success going forward together."
Revenues were lower than the first quarter and last year's second quarter reflecting lower average assets under management ("AUM") mainly attributable to the downdraft affecting markets worldwide.
AUM of $12.1 billion decreased from $13.9 billion at March 31, 2022, primarily due to market depreciation across most asset classes and geographies.
The second quarter net loss of $0.4 million compared to the first quarter's net income of $0.1 million due to lower revenues partially offset by lower expenses, primarily employee compensation and benefits. Diluted earnings (loss) per share ("EPS") of $(0.05) compared with $0.01 for the first quarter. Non-GAAP Economic Earnings of $1.6 million, or $0.20 per share, compared with $1.9 million, or $0.24 per share, in the first quarter.
The second quarter net loss of $0.4 million declined from last year's second quarter net income of $1.0 million primarily on lower revenues, partially offset by lower expenses, primarily employee compensation and benefits. Diluted EPS was $(0.05) compared with $0.12 per share for the second quarter of 2021. Non-GAAP Economic Earnings were $1.6 million, or $0.20 per share, compared with $2.8 million, or $0.35 per share, in the second quarter of 2021.
Economic Earnings and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.
Westwood will host a conference call to discuss second quarter 2022 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, please register here:
https://register.vevent.com/register/BIb477f4780a5b4f05bd2c176b54b63365
After registering, you will be provided with a dial-in number containing a personalized PIN.
Webcast Link: https://edge.media-server.com/mmc/p/2324o3fj

ABOUT WESTWOOD HOLDINGS GROUP
Westwood Holdings Group, Inc. is an investment management boutique and wealth management firm. Westwood offers high-conviction equity and outcome-oriented solutions to institutional investors, private wealth clients and financial intermediaries. The firm specializes in the following distinct investment capabilities: U.S. Value Equity, Multi-Asset, and Liquid Alternatives, available through separate accounts, the Westwood Funds® family of mutual funds and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Westwood also maintains offices in Houston.
For more information on Westwood, please visit westwoodgroup.com.
Forward-looking Statements
Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “believe,” “expect,” “could,” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation:
the composition and market value of our AUM; our ability to maintain our fee structure in light of competitive fee pressures; our stockholder rights agreement may make it more difficult for others to obtain control over us, even if it would be beneficial to our stockholders; risks associated with actions of activist stockholders; distributions to our common stockholders have included and may in the future include a return of capital; inclusion of foreign company investments in our AUM; regulations adversely affecting the financial services industry; our ability to maintain effective cyber security; litigation risks; our ability to develop and market new investment strategies successfully; our reputation and our relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to perform operational tasks; our ability to select and oversee third-party vendors; our dependence on the operations and funds of our subsidiaries; our ability to maintain effective information systems; our ability to prevent misuse of assets and information in the possession of our employees and third-party vendors, which could damage our reputation and result in costly litigation and liability for our clients and us; our stock is thinly traded and may be subject to volatility; in addition to our stockholder rights agreement, our organizational documents contain provisions that may prevent or deter another group from paying a premium over the market price to our stockholders to acquire our stock; competition in the investment management industry; our ability to avoid termination of client agreements and the related investment redemptions; the significant concentration of our revenues in a small number of customers; our relationships with investment consulting firms; the impact of the COVID-19 pandemic; our ability to identify and execute on our strategic initiatives; our ability to declare and pay dividends; our ability to fund future capital requirements on favorable terms; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2021 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

# # # #

SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
REVENUES:
Advisory fees:
Asset-based	$10,980	$11,790	$11,385
Trust fees	5,365	5,715	6,216
Other, net	(742)	(289)	(117)
Total revenues	15,603	17,216	17,484
EXPENSES:
Employee compensation and benefits	9,133	10,334	10,237
Sales and marketing	509	482	370
Westwood mutual funds	601	596	368
Information technology	1,935	1,829	2,261
Professional services	1,475	1,520	1,428
General and administrative	2,348	2,040	2,042
Total expenses	16,001	16,801	16,706
Net operating income (loss)	(398)	415	778
Realized gains on private investments	—	—	46
Net change in unrealized appreciation (depreciation) on private investments	(299)	37	215
Net investment income	5	(16)	235
Other income	234	158	142
Income (loss) before income taxes	(458)	594	1,416
Income tax provision	(80)	544	446
Net income (loss)	$(378)	$50	$970
Total comprehensive income (loss)	$(378)	$50	$970

Earnings (loss) per share:
Basic	$(0.05)	$0.01	$0.12
Diluted	$(0.05)	$0.01	$0.12

Weighted average shares outstanding:
Basic	7,944,212	7,865,174	7,884,771
Diluted	7,944,212	7,931,453	7,928,106

Economic Earnings	$1,608	$1,894	$2,810
Economic EPS	$0.20	$0.24	$0.35

Dividends declared per share	$0.15	$0.15	$0.10

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share amounts)
(unaudited)

	Six Months Ended
	June 30, 2022	June 30, 2021
REVENUES:
Advisory fees:
Asset-based	$22,770	$21,835
Performance-based	—	1,959
Trust fees	11,080	12,281
Other, net	(1,031)	(272)
Total revenues	32,819	35,803
EXPENSES:
Employee compensation and benefits	19,467	21,785
Sales and marketing	991	600
Westwood mutual funds	1,197	759
Information technology	3,764	4,253
Professional services	2,995	2,745
General and administrative	4,388	4,114
Total expenses	32,802	34,256
Net operating income (loss)	17	1,547
Realized gains on private investments	—	8,371
Net change in unrealized appreciation (depreciation) on private investments	(262)	(2,111)
Net investment income	(11)	431
Other income	392	192
Income (loss) before income taxes	136	8,430
Income tax expense	464	3,359
Net income (loss)	$(328)	$5,071
Total comprehensive income (loss)	$(328)	$5,071

Earnings (loss) per share:
Basic	$(0.04)	$0.64
Diluted	$(0.04)	$0.64

Weighted average shares outstanding:
Basic	7,904,911	7,885,901
Diluted	7,904,911	7,922,742

Economic Earnings	$3,502	$9,098
Economic EPS	$0.44	$1.15

Dividends declared per share	$0.30	$0.20

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$21,975	$15,206
Accounts receivable	9,290	11,152
Investments, at fair value	51,606	65,024
Prepaid income taxes	587	233
Other current assets	1,917	2,246
Total current assets	85,375	93,861
Investments	4,455	4,455
Noncurrent investments at fair value	4,249	4,513
Goodwill	16,401	16,401
Deferred income taxes	1,350	848
Operating lease right-of-use assets	4,379	4,868
Intangible assets, net	11,100	11,911
Property and equipment, net of accumulated depreciation of $8,976 and $8,637	1,844	2,114
Other long-term assets	772	634
Total long-term assets	44,550	45,744
Total assets	$129,925	$139,605
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$2,513	$2,637
Dividends payable	1,737	1,800
Compensation and benefits payable	3,933	9,530
Operating lease liabilities	1,499	1,409
Income taxes payable	—	466
Total current liabilities	9,682	15,842
Accrued dividends	477	1,133
Noncurrent operating lease liabilities	4,048	4,724
Total long-term liabilities	4,525	5,857
Total liabilities	14,207	21,699
Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 11,059,848 and outstanding 8,511,014 shares at June 30, 2022; issued 10,658,644 and outstanding 8,253,491 shares at December 31, 2021	111	107
Additional paid-in capital	198,084	195,187
Treasury stock, at cost - 2,548,834 shares at June 30, 2022; 2,405,154 shares at December 31, 2021	(83,970)	(81,750)
Retained earnings	1,493	4,362
Total stockholders’ equity	115,718	117,906
Total liabilities and stockholders’ equity	$129,925	$139,605

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(328)	$5,071
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	352	397
Amortization of intangible assets	811	812
Net change in unrealized depreciation on investments	1,312	2,273
Realized gains on private investments	—	(8,371)
Stock-based compensation expense	2,901	3,097
Deferred income taxes	(502)	13
Non-cash lease expense	490	614
Gain on asset disposition	—	(148)
Changes in operating assets and liabilities:
Net (purchases) sales of trading securities	12,370	(5,642)
Accounts receivable	1,862	(431)
Other current assets	192	376
Accounts payable and accrued liabilities	(314)	1,585
Compensation and benefits payable	(5,597)	(2,942)
Income taxes payable	(823)	2,899
Other liabilities	(585)	(833)
Net cash provided by (used in) operating activities	12,141	(1,230)
CASH FLOWS FROM INVESTING ACTIVITIES:
Sale of investments	—	9,258
Sale of property and equipment	—	501
Purchases of property and equipment	(82)	(93)
Purchases of investments	—	(15)
Net cash (used in) provided by investing activities	(82)	9,651
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	(1,404)	(1,700)
Restricted stock returned for payment of taxes	(626)	(884)
Cash dividends	(3,264)	(1,619)
Net cash used in financing activities	(5,294)	(4,203)
Effect of currency rate changes on cash	4	13
NET CHANGE IN CASH AND CASH EQUIVALENTS	6,769	4,231
Cash and cash equivalents, beginning of period	15,206	13,016
Cash and cash equivalents, end of period	$21,975	$17,247
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$1,791	$447
Accrued dividends	$2,214	$1,364
Accrued purchases of treasury stock	$190	$—

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)
As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings and Economic EPS. We provide these measures in addition to, not as a substitute for, net income (loss) and earnings (loss) per share, which are reported on a GAAP basis. Our management and Board of Directors review Economic Earnings and Economic EPS to evaluate our ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income (loss) or earnings (loss) per share, are useful for management and investors when evaluating our underlying operating and financial performance and our available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.
We define Economic Earnings as net income (loss) plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Net income (loss)	$(378)	$50	$970
Stock-based compensation expense	1,521	1,380	1,375
Intangible amortization	406	405	406
Tax benefit from goodwill amortization	59	59	59
Economic Earnings	$1,608	$1,894	$2,810

Earnings (loss) per share	$(0.05)	$0.01	$0.12
Stock-based compensation expense	0.19	0.17	0.17
Intangible amortization	0.05	0.05	0.05
Tax benefit from goodwill amortization	0.01	0.01	0.01
Economic EPS	$0.20	$0.24	$0.35
Diluted weighted average shares	7,944,212	7,931,453	7,928,106

		Six Months Ended
		June 30, 2022	June 30, 2021
Net income (loss)		$(328)	$5,071
Stock-based compensation expense		2,901	3,097
Intangible amortization		811	812
Tax benefit from goodwill amortization		118	118
Economic Earnings		$3,502	$9,098

Earnings (loss) per share		$(0.04)	$0.64
Stock-based compensation expense		0.37	0.40
Intangible amortization		0.10	0.10
Tax benefit from goodwill amortization		0.01	0.01
Economic EPS		$0.44	$1.15
Diluted weighted average shares		7,904,911	7,922,742